Exhibit 99

HERITAGE BANK & TRUST                                        200 E. Plume Street
                                                               Norfolk, VA 23510
 FOR IMMEDIATE RELEASE
                                  Press Release
                                  -------------

Contact:          Robert J. Keogh, President & CEO
Phone:            757-523-2651


HERITAGE BANKSHARES, INC. DECLARES SEMI-ANNUAL DIVIDEND

NORFOLK, VA Today the Board of Directors of Heritage Bankshares, Inc., (HBKS.OB) declared an $.18 per share dividend. The dividend will be distributed on July 18, 2003 to shareholders of record as of July 9, 2003.

Heritage Bankshares, Inc. headquartered in Norfolk, Virginia is the parent company of Heritage Bank & Trust. Information about the Company and the Bank can be found at heritagenorfolk.com.


Safe Harbor Statement

This press release and certain information provided periodically in writing by the Company contains certain "forward-looking statements" as defined in the federal securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include statements regarding intent, belief or current expectation of the Company, its directors and officers with respect to, among other things: the current and long-term value of the Company, and the company's future performance. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statement.